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                                                                   Exhibit 10.28

                                PROMISSORY NOTE

                               December 17, 1987

$1,800,000                                              PINELLAS COUNTY, FLORIDA

     On or before December 17, 2012, for value received, the undersigned promises to pay to the order of the PINELLAS COUNTY INDUSTRY COUNCIL, a special district and a public body corporate and politic in Pinellas County, Florida (the "Issuer"), the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000), together with interest and other amounts from the date hereof at the rate and as specified in the Financing Agreement of even date herewith (the "Agreement") to which a copy of this Note is annexed as Exhibit "C" thereto and incorporated by reference therein and as specified in the Trust Indenture (the "Indenture") of even date herewith between the Issuer and Barnett Banks Trust Company, N.A., as trustee (the "Trustee") under the Indenture.

     The principal payments on this Note shall be payable on the 17th day of each March, June, September and December commencing on December 17, 1988 as provided in the Agreement with all principal and interest due and payable not later than December 17, 2012.

     Aerosonic Corporation, a Delaware corporation authorized to transact business in the State of Florida (the "Company"), specifically agrees to make payment hereunder at such times and in such amounts as are necessary for payment or prepayment of the principal of, premium, if any, interest on and other amounts payable under the Issuer's $1,800,000 Industrial Development Revenue Bond, Series 1987 (Aerosonic Corporation Project) (the "Bond"), the Indenture, the Agreement and the Mortgage (as hereinafter defined) and it is specifically agreed and understood, notwithstanding anything herein to the contrary, that each payment under this Note shall at all times be sufficient to pay the total amount of each payment or prepayment on the Bond when due. The obligations of the Company to make payments under this Note are absolute and unconditional and are not subject to diminution by set-off, counterclaim, abatement or otherwise.

     This Note is secured by collateral, including but not limited to, the Agreement and by a Mortgage and Security Agreement (the "Mortgage") by and between the Company, as mortgagor, and the Issuer, as mortgagee, of even date herewith pledging and creating a lien on certain property of the maker, and is further secured by the Indenture, all of which is provided for and set forth in the Agreement, the Mortgage and the Indenture. It is expressly agreed that all terms, covenants, conditions and agreements contained in the Agreement, the Mortgage and the Indenture executed in

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connection herewith are hereby incorporated by reference in this instrument as though fully set forth at length herein and the rate of interest hereon, prepayment provisions and all other substantive terms hereof shall be as set forth in said documents. In the event of conflict between this Note and the Agreement, the Mortgage or the Indenture, the terms and conditions of the Agreement shall control. This Note shall be deemed to be in default upon the occurrence of any event of default which under the terms of the Agreement, the Mortgage or the Indenture securing this Note constitutes an event of default. Upon the occurrence of an event of default the holder of this Note may, at its option, declare all unpaid indebtedness evidenced by this Note and any modifications thereof immediately due and payable without notice regardless of the date of maturity. Failure at any time to exercise this option does not constitute a waiver of the right to exercise the same at any other time.

       Additional payments, including additional interest, are payable on this Note upon the occurrence of a Determination of Taxability, as set forth in the Agreement and the Bond. Except as provided for such additional payments, this
Note is subject to prepayment by the Company in full or in part at any time and from time to time at 102% of the principal amount of this Note on and before the first anniversary date of this Note, at 101% of the principal amount of the Note after the first anniversary date of this Note, and without payment of penalty and premium after the second anniversary date of this Note.

       The Bondholder has the option to require redemption of the Bond, pursuant to and on the terms specified in the Bond, and in such event this Note shall be prepaid in the same amount and at the same time as redemption required on the Bond.

       Each maker and endorser for itself, its legal representatives, successors and assigns, severally and expressly waives presentment demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, diligence in collection, and the benefit of any exemption under any exemption or insolvency laws, and consents that the holder hereof at the request of any other person or entity liable hereon, without notice, may release or surrender, exchange or substitute, any personal property now held or which may hereinafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby and such consent shall not alter nor diminish the liability of any other person or entity liable hereon.

       This Note is assignable to the Trustee as provided in the Indenture.

       This Note shall be governed by the laws of the State of Florida, which laws shall be applicable in the interpretation,

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construction and enforcement hereof. Nothing herein or in the Agreement shall permit or require the payment of interest or charges in the nature of interest in excess of that permitted by law.

(SEAL)                                  AEROSONIC CORPORATION

ATTEST:

/s/ Rita Redman                         /s/ David S. Goldman
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Authorized Officer                      Executive Vice President